Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 1, 2007 included in Transcend Services, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2007 as well as the incorporation by reference of such report into the Company’s previously filed Registration Statements File Nos. 333-106454, 333-106446, 033-59115, 333-116911, 333-116910 and 333-131059.

/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia

May 19, 2008